Exhibit 99.1

VERITEX HOLDINGS, INC. COMPLETES ACQUISITION OF LIBERTY BANCSHARES, INC.

Dallas, TX - December 1, 2017 - Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex” or “the Company”), the parent holding company of Veritex Community Bank, today announced the completion of the acquisition of Liberty Bancshares, Inc. (“Liberty”) effective December 1, 2017. Liberty was a bank holding company that served its customers with five full service banking locations in Fort Worth and the surrounding Tarrant County through its wholly-owned subsidiary, Liberty Bank.

Under the terms of the definitive agreement, Veritex issued approximately 1,450,000 shares of its common stock and paid approximately $25.0 million in cash for the outstanding shares of Liberty common stock and options to purchase shares of Liberty common stock in connection with the closing of the acquisition.

C. Malcolm Holland, Chairman and Chief Executive Officer of Veritex stated, “We are very pleased with the completion of this strategic in-market acquisition. This transaction extends our franchise throughout the dynamic and high growth Fort Worth and surrounding Tarrant County market. With our new team members from Liberty, we look forward to continuing to provide exceptional customer service, grow our franchise and execute our strategic plan to increase shareholder value.”

Veritex was advised by Stephens Inc. as financial advisor and Norton Rose Fulbright US LLP as legal counsel. Liberty was advised by Sheshunoff & Co. as financial advisor and Haynie Rake Repass & Klimko, P.C. as legal counsel. Performance Trust Capital Partners, LLC rendered a fairness opinion to Liberty.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex Holdings, Inc. is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with 21 branch locations throughout the Dallas/Fort Worth metropolitan area, two branches in the Austin metropolitan area, two branches in the Houston metropolitan area and one mortgage office. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Special Note Concerning Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Veritex’s management with respect to, among other things, future events and Veritex’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Veritex’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Veritex’s control. Accordingly, Veritex cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Veritex believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Veritex expectations include successfully implementing its growth strategy, including identifying acquisition targets and consummating suitable acquisitions; continuing to sustain internal growth rate; providing competitive products and services that appeal to its customers and target market; continuing to have access to debt and equity capital markets and achieving its performance goals. The foregoing list of factors is not exhaustive.
For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” in Veritex’s Annual Report on Form 10-K filed with the SEC on March 10, 2017 and any updates to those risk factors set forth in Veritex’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Veritex does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Veritex to predict those events or how they may affect it. In addition, Veritex cannot assess the impact of each factor on Veritex’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

Source: Veritex Holdings, Inc.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6200
scaudle@veritexbank.com